Broadridge ICS Definitions
Exhibit 99.4
Equities – Refers to the proxy services we provide in connection with annual stockholder meetings for publicly traded  corporate issuers.  Annual meetings of public companies include shares held in "street name" (meaning that they are held of  record by brokers or banks, which in turn hold the shares on behalf of their clients, the ultimate beneficial owners) and shares  held in "registered name" (shares registered directly in the names of their owners).
Mutual Funds - Refers to the proxy services we provide for funds, classes or trusts of an investment company.  Open-ended  mutual funds are not required to have annual meetings.  As a result, mutual fund proxy services provided to open-ended  mutual funds are driven by a "triggering event."  These triggering events can be a change in directors, fee structures,  investment restrictions, or mergers of funds.
Contests - Refers to the proxy services we provide when a separate agenda is put forth by one or more stockholders that is in  opposition to the proposals presented by management of the company which is separately distributed and tabulated from the  company’s proxy materials.
Specials - Refers to the proxy services we provide in connection with stockholder meetings held outside of the normal annual  meeting cycle and are primarily driven by special events (e.g., mergers and acquisitions in which the company being acquired  is a public company and needs to solicit the approval of its stockholders).
Mutual Funds (Annual/Semi-Annual Reports/Annual Prospectuses) – Refers to the services we provide investment companies in connection with information they are required by regulation to distribute periodically to their investors.  These  reports contain pertinent information such as holdings, fund performance, and other required disclosure.
Mutual Funds (Supplemental Prospectuses) – Refers primarily to information required to be provided by mutual funds to  supplement information previously provided in an annual mutual fund prospectus (e.g., change in portfolio managers, closing funds or class of shares to investors, or restating or clarifying items in the original prospectus).  The events could occur at any time throughout the year.
Other – Refers to communications provided by corporate issuers and investment companies to investors including  newsletters, notices, tax information, marketing materials and other information not required to be distributed by regulation.
Transaction Reporting – Refers primarily to the printing and distribution of account statements, trade confirmations and tax  reporting documents to account holders, including electronic delivery and archival services.
Post-Sale Fulfillment – Refers primarily to the distribution of prospectuses, offering documents, and required regulatory  disclosure information to investors in connection with purchases of securities.
Pre-Sale Fulfillment – Refers to the distribution of marketing literature, welcome kits, enrollment kits, and investor information  to prospective investors, existing stockholders and other targeted recipients on behalf of broker-dealers, mutual fund  companies and 401(k) administrators.
Other – Refers to the services we provide in connection with the distribution of communications material not included in the  above definitions such as non-objecting beneficial owner (NOBO) lists, and corporate actions such as mergers, acquisitions,  and tender offer transactions.
Proxy
Interims
Transaction Reporting
Fulfillment
Other Communications

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